Exhibit 3(ii)

AMENDED AND RESTATED

BYLAWS

OF

VITACOST.COM, INC.

(a Delaware Corporation)

EFFECTIVE JANUARY 29, 2007

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Company in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 1.2. Other Offices. The Company may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

CORPORATE SEAL

Section 2.1. Corporate Seal. The Company may or may not have a seal and in any event the failure to affix a corporate seal to any instrument executed by the Company shall not affect the validity thereof. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 3.1. Place of Meetings. Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors.

Section 3.2. Annual Meeting. The annual meeting of the stockholders, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

Section 3.3. Special Meetings. Except as required by law or provided in the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock), special meetings of stockholders of the Company of any class or series for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, or by any stockholder or group of stockholders owning in excess of ten percent (10%) of the issued and outstanding shares of common stock of the Company (each a “10% Stockholder”) upon written petition to the Chairman of the Board stating the purpose or purposes thereof, which purpose may include, but is not limited to the nomination and election of directors. For special stockholders meetings requested by any 10% Stockholder, the notice for the meeting shall be mailed to Stockholders of record no later than thirty (30) days following delivery of the request for the meeting by the 10% Stockholder or no later than ten (10) days following the earliest date permitted following compliance with applicable requirements under the Exchange Act, in the event that such notice would otherwise be violative of applicable Exchange Act regulations. The provisions of this Section 3.3 may not be amended without the consent of each stockholder of the Company owning ten percent (10%) or more of the Company’s issued and outstanding common stock.

Section 3.4. Notice of Meetings. Notice of all stockholders’ meetings stating the time, place and the purposes for which such meetings are called shall be given by the Chairman of the Board, the Chief Executive Officer or any vice president or the Secretary or any assistant secretary of the Company to each stockholder of record entitled to vote at such meeting not less than ten (10) days or more than sixty (60) days prior to the date of the meeting by written notice delivered personally, electronically, mailed or delivered via overnight courier to each stockholder. If delivered personally, such notice shall be deemed to be delivered when received. If mailed or delivered via overnight courier service, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage thereon prepaid, or deposited with the overnight courier service, as the case may be, addressed to the stockholder at his address as it appears on the stock record books of the Company, unless he shall have filed with the Secretary a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. If delivered electronically, such notice shall be sent consistent with Section 13.1 hereof.

Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 3.5. Notice for Nominations and Proposals.

(a) Annual Meetings.

(1) Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of stockholders may be made by the Board of Directors or, as provided in this bylaw, by any stockholder of the Company entitled to vote generally in the election of directors, subject to the rights of the holders of preferred stock, if applicable. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice with respect to any annual meeting must be received by the Secretary at the principal executive offices of the Company not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; and (3) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting.

(2) Notwithstanding anything in paragraph (1) of this Section 3.5(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company at the annual meeting is increased pursuant to an act of the Board of Directors of the Company and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors on or before the date which is fifteen (15) days before the latest date by which a stockholder may timely notify the Company of nominations or other business to be brought by a stockholder in accordance with paragraph (1) of this Section 3.5(a), a stockholder’s notice required by this Section 3.5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the 15th day following the day on which such public announcement is first made by the Company.

(b) Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors or a 10% Stockholder has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting for inclusion in the stockholder’s notice required by Section 3.5(a) of these Amended and Restated Bylaws if such nomination shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 45th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. Only such persons who are nominated by a stockholder in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

(d) Public Announcement. For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e) Non-Exclusivity. If the Company is required under Rule 14a-8 under the Exchange Act to include a stockholder’s proposal in its proxy statement, such stockholder shall be deemed to have given timely notice for purposes of this bylaw with respect to such proposal. Nothing in this bylaw shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors.

Section 3.6. Quorum. At all meetings of the stockholders, except where otherwise provided by statute, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. In the absence of a quorum, any meeting of the stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law or the Certificate of Incorporation, all action taken by the holders of a majority of the voting power represented at any meeting which a quorum is present shall be valid and binding upon the Company; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except as otherwise provided in the Certificate of Incorporation the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 3.7. Adjournment and Notice of Adjourned Meetings. Any meeting of the stockholders, whether annual or special, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are present either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 3.8. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Company on the record date, as provided in Section 3.11, shall be entitled to vote at any meeting of the stockholders. Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Section 3.9. Proxies. Stockholders of record who are entitled to vote may vote at any meeting either in person or by written proxy, which shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. A proxy is revocable by the stockholder unless it conspicuously states that it is irrevocable and the appointment of the proxy is coupled with an interest.

Section 3.10. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a) if only one votes, his act binds all;

(b) If more than one vote, the act of the majority so voting binds all;

(c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the Delaware General Corporation Law (“DGCL”). If the instrument filed with Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this Section 3.10 shall be a majority or even-split in interest.

Section 3.11. List of the Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 3.12. Action Without Meeting.

(a) Except as provided in the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock), any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

(b) To the extent an action is permitted to be taken by consent in lieu of any annual or special meeting of the stockholders, such action shall be set forth in writing, stating the action to be so taken, and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Secretary. Delivery made to the Company’s Secretary shall be by hand or by certified or registered mail, return receipt requested or by national overnight bonded courier, return receipt required.

(c) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Company in the manner herein required, written consents signed by a sufficient number of stockholders to take action are delivered to the Secretary. Delivery made to the Company’s Secretary shall be by hand or by certified or registered mail, return receipt requested.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by the stockholders at a meeting thereof, then the certificate filed, under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

Section 3.13. Organization; Rules of Conduct. At every meeting of the stockholders, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, the most senior Vice President present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in the absence of Secretary, an Assistant Secretary or any other person in the absence of such officer directed to do so by the chairman of the meeting, shall act as secretary of the meeting. The Board of Directors or the chairman of the meeting may adopt rules and regulations for the conduct of meetings of stockholders and may modify, repeal or replace such rule and regulations at any time.

ARTICLE IV

DIRECTORS

Section 4.1. Number and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) directors or more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. Each director shall hold office until the next annual meeting and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Amended and Restated Bylaws.

Section 4.2. Powers. The powers of the Company shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 4.3. Vacancies. Except as provided in the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock), newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors, though less than a quorum, and shall not be filled by the stockholders unless there are no directors remaining on the Board of Directors.

Section 4.4. Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until a successor shall have been elected and qualified.

Section 4.5. Meetings.

(a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of the stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b) Regular Meetings. The Board of Directors may provide for the holding of regular meetings and may fix the times and places, within or without the State of Delaware, at which such meetings shall be held. Notice of regular meetings shall not be required, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly to each director who was not present at the meeting at which such action was taken.

(c) Special Meetings. Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the Secretary or any two directors.

(d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e) Notice of Meetings. Notice of the date, time and place of all meetings of the Board of Directors shall be delivered personally, orally or in writing, or by telephone, mail, messenger, telefax or electronic transmission to each director, at least forty-eight hours before the meeting. Such notice may be given by the Secretary or by the person or persons who called a meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of meeting.

Section 4.6. Quorum and Voting Quorum.

(a) Quorum. A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 4.1, but not less than one. At any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) Approving Vote. At each meeting of the Board of Directors at which a quorum is present, all questions and business, including, without limitation, adoption, amendment or repeal of these Amended and Restated Bylaws shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Amended and Restated Bylaws.

Section 4.7. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 4.8. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors, equity incentives and other compensation and incentives for their services as directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefore.

Section 4.9. Committees.

(a) Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the Company, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, to recommend to the stockholders of the Company a dissolution of the Company or a revocation of a dissolution or to amend these Amended and Restated Bylaws.

(b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Amended and Restated Bylaws.

Section 4.10 Approval or Ratification of Acts or Contract by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders call for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Company entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Company and upon all the stockholders as if it has been approved or ratified by every stockholder of the Company. In addition, any such act or contract may be approved or ratified by the written consent of the stockholders holding a majority of the issued and outstanding shares of capital stock of the Company entitled to vote and such consent shall be as valid and as binding upon the Company and upon all the stockholders as if it had been approved or ratified by every stockholder of the Company.

ARTICLE V

OFFICERS

Section 5.1. Officers Designated. The officers of the Company shall consist of a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Company may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, and such other offices as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of the stockholders. The Board of Directors may also appoint such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate.

Any one person may hold any number of offices of the Company at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Company shall be fixed by or in the manner designated by the Board of Directors.

Section 5.2. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chairman of the Board. The Chairman of the Board, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall perform the duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designated from time to time. If there is no Chief Executive Officer, the Chairman shall have the powers and duties prescribed in Section 5.2(c).

(c) Duties of Chief Executive Officer. The duties of the Chief Executive Officer shall be those customary for such position, except as otherwise specified by the Board of Directors or as provided in employment contracts approved by the Board of Directors.

(d) Duties of Vice Presidents. Executive Vice Presidents shall be senior to Senior Vice Presidents, and Senior Vice Presidents shall be senior to Vice Presidents. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(e) Duties of Secretary. The Secretary shall be invited to attend all meetings of the stockholders and of the Board of Directors, and, if present, shall record all acts and proceedings thereof in the minute book of the Company. The Secretary shall give notice in conformity with these Amended and Restated Bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Amended and Restated Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary.

(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner, and shall render statements of the financial affairs of the Company in such form and as often as required by the Board of Directors or the Chief Executive Officer. Unless otherwise determined by the Board of Directors, the Chief Financial Officer shall also serve as the Treasurer of the Company, subject to such duties as are customary for such position. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct any Assistant Chief Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(g) Duties of Assistant Secretary. The Assistant Secretary, if there shall be such an officer, shall have all the powers, and perform all the duties of, the Secretary in the absence or inability of the Secretary to act. The Assistant Secretary shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 5.3. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

Section 5.5. Removal. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the directors in office at the time, or by any committee or any superior officer upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE COMPANY

Section 6.1. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Company any corporate instrument or document, or to sign on behalf of the Company the corporate name without limitation, or to enter into contracts on behalf of the Company, except where otherwise provided by law or these Amended and Restated Bylaws, and such execution or signature shall be binding upon the Company.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Company, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Company, shall be executed, signed or endorsed by the Chairman of the Board, the Chief Executive Officer or any Vice President, and by the Secretary, the Chief Financial Officer, any Assistant Secretary or any Assistant Chief Financial Officer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors. Any signature may be a facsimile.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Company or in special accounts of the Company shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Section 6.2. Voting of Securities Owned by the Company. All stock and other securities of other Companies owned or held by the Company for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer, Chairman of the Board, the Chief Executive Officer, any Vice President, the Secretary or the Chief Financial Officer.

ARTICLE VII

SHARES OF STOCK

Section 7.1. Form and Execution of Certificates. Certificates for the shares of stock of the Company shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Company shall be entitled to have a certificate signed by or in the name of the Company by the Chairman of the Board, the Chief Executive Officer or any Vice President and by the Chief Financial Officer, any Assistant Chief Financial Officer, the Secretary or any Assistant Secretary, certifying the number of shares owned by him in the Company. Any signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he/she were such officer, transfer agent, or registrar at the date of issue.

Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued.

Section 7.2. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Company may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 7.3. Transfers. Transfers of record of shares of stock of the Company shall be made only upon its books upon request of the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like numbers of shares.

Section 7.4. Fixing Record Dates.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of the stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to consent to a corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to a corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.5. Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE COMPANY

Section 8.1. Execution of Other Securities. All bonds, debentures and other corporate securities of the Company, other than stock certificates, may be signed by the Chief Executive Officer, Chairman of the Board, or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary, an Assistant Secretary, the Chief Financial Officer or an Assistant Chief Financial Officer. The signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer, the Chief Financial Officer, an Assistant Chief Financial Officer or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Company and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Company.

ARTICLE IX

DIVIDENDS

Section 9.1. Declaration of Dividends. Dividends upon the capital stock of the Company, subject to any provisions of the Certificate of Incorporation, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any provisions of the Certificate of Incorporation.

Section 9.2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall determine is conducive to the interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 10.1. Fiscal Year. The fiscal year of the Company shall end on the last day of December.

ARTICLE XI

INDEMNIFICATION AND INSURANCE

Section 11.1. Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Company (including any constituent Company absorbed in a merger) or is or was serving at the request of the Company (including any such constituent Company) as a director or officer of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law (“DCGL”), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 11.2. Advance of Expenses. The Company shall pay all expenses incurred by such a director or officer in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the DGCL then so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of such proceeding shall be made be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article XI or otherwise; and provided further the Company shall not be required to advance any expenses to a person against whom the Company brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the Company, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction; and provided further that the Company shall not be obligated to advance expenses incurred by a director or officer in defending any proceeding if: (i) members of the Board of Directors consisting of those who are not parties to the proceeding for which indemnification is sought, even though less than a quorum, or (ii) independent legal counsel, selected by the indemnified director or officer and approved by the Board of Directors, which approval may not be unreasonably withheld, or (iii) a panel of arbitrators (one of whom is selected by the Company, another of whom is selected by the indemnified director or officer and the last of whom is selected by the first two arbitrators so selected), determines in good faith, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that such director or officer acted in bad faith.

Section 11.3. Non-Exclusivity of Rights. The rights conferred on any person in this Article XI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote or consent of stockholders or disinterested directors or otherwise.

Section 11.4. Indemnification Contracts. The Board Directors is authorized to cause the Company to enter into a contract with any director, officer or employee of the Company, or any person serving at the request of the Company as a director, officer, consultant or employee of another Company, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article.

Section 11.5. Insurance. The Company shall maintain insurance, at its expense, to the extent it determines such to be reasonably available, to protect itself, its directors and officers, and any other persons the Board of Directors may select, against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 11.6. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article XI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article XI and existing at the time of such amendment, repeal or modification.

ARTICLE XII

NOTICE BY ELECTRONIC TRANSMISSION

Section 12.1. Notice by Electronic Transmission.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if: (a) the Company is unable to deliver by electronic transmission two (2) consecutive notices given by the Company in accordance with such consent; and (b) such inability becomes known to the Secretary or an assistant secretary of the Company or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to this Section 12.1(a) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including, but not limited to, facsimile and e-mail.

ARTICLE XIII

NOTICES

Section 13.1. Notices.

(a) Notice to Stockholders. Whenever, under any provisions of these Amended and Restated Bylaws, notice is required to be given to any stockholder, it shall be given (1) in accordance with Section 12.1 or (2) in writing, personally or timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Company or its transfer agent.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in Section 4.5(e) except that: (i) such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary or, in the absence of such filing, to the last known post office address of such director; and (ii) for purposes hereof, any notice delivered by electronic transmission shall be deemed given when sent to the last known e-mail address or facsimile address of the director.

(c) Address Unknown. If no address of a stockholder or director be known, notice may be sent to the office of the Company required to be maintained pursuant to Section 1.2.

(d) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Company or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

(e) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing (in the case of a electronic transmission, at the time of transmitting electronically) and all notices given by telegram shall be deemed to have been given as at the sending time recorded by the telegraph company transmitting the notices.

(f) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all notices, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(g) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(h) Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law, the Certificate of Incorporation or these Amended and Restated Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XIV

AMENDMENTS

Section 14.1. Amendments. Subject to the requirements of these Amended and Restated Bylaws and the Certificate of Incorporation, these Amended and Restated Bylaws may be repealed or amended or new bylaws adopted by the stockholders. In addition to any vote of the holders of any class or series of stock of this Company required by law and any vote provided for in the Certificate of Incorporation, the affirmative vote of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of these Amended and Restated Bylaws. The Board of Directors shall also have the authority to adopt, amend or repeal these Amended and Restated Bylaws subject to the power of the stockholders to adopt, amend or repeal such bylaws and provided that the Board of Directors shall not adopt, amend or repeal this Section 14.1, or any bylaws relating to vacancies in the Board of Directors, or any bylaws which would supersede the rights of 10% Stockholders set forth in Section 3.3.